UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 28, 2004

Winfield Financial Group, Inc.

(Exact name of registrant as specified in its charter)

            Nevada

            000-50014

          88-0478644

            (State or other jurisdiction

            (Commission

            (IRS Employer

            of incorporation)

            File Number)

            Identification No.)

1126 West Foothill Blvd, Suite 105, Upland, CA 91786

(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (909) 608-2035

N/A

(Former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

Effective October 28, 2004, the  client auditor  relationship  between Winfield Financial group, Inc. (the “Company”) and Malone & Bailey, PLLC (“Malone”) ceased as the former accountant was dismissed.  Effective November 6, 2004, the Company engaged Kabani & Company, Inc., Certified Public Accountants (“Kabani”) as its principal independent public accountant for the fiscal year ended December 31, 2004.  The decision to change accountants was recommended and approved by the Company’s Board of Directors on November 12, 2004.

Malone’s report on the financial statements of the Company for the fiscal years ended December 31, 2002 and December 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Company’s ability to continue as a going concern.

In connection with the audit of the Company's fiscal years ended  December 31, 2002 and December 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased, there was one disagreement between Malone and the Company.on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (the “Disagreement”), which disagreement, if not resolved to the satisfaction of Malone would have caused Malone to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

The fourth paragraph to Note 1 of the December 31, 2003 financial statements filed with the Securities and Exchange Commission (the “Commission”) on Form 8-K/A on November 5, 2004, says, “Winfield, through a trust account owned by its clients, bills and collects on medical billings.  Winfield controls the account through which all of the money is deposited.  Winfield retains a percentage of the collection as a fee, typically 10%, and remits the balance to the clients.”  In Note 12, the third paragraph says, in part, “Through June 4, 2004, Winfield borrowed $181,427 from [this same] account that Winfield controls on behalf of Winfield’s clients.”  Since June 4, 2004, Winfield has said they actually owed a much smaller amount to this account, but have been unable to provide adequate documentation or properly reconcile this account to Winfield’s books.

The Company’s Board of Directors discussed the Disagreement with Malone, the former accountant.

There have been no reportable events as provided in Item 304(a)(iv)(B) of Regulation S-B during the Company’s fiscal years ended December 31, 2002 and December 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased.

The Company has authorized Malone to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company’s independent accountant.  The Company has requested that Malone review the disclosure and Malone has been given an opportunity to furnish the Company  with a letter  addressed to the Commission  stating whether it agrees with the statements  made by the  Company  herein.  Such letter is filed as an exhibit to this Report.

The Company has not previously consulted with Kabani regarding  either (i) the  application  of accounting  principles to a specific completed or contemplated  transaction; (ii) the type of audit  opinion that might be rendered on the Company's financial statements; (iii) the Disagreement; or (iv) a reportable  event (as provided in Item 304(a)(iv)(B)  of  Regulation  S-B) during the Company’s fiscal years ended December 31, 2002 and December 31, 2003, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased.

Kabani has reviewed the disclosure required by Item 304 of Regulation S-B before it was filed with the  Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression  of its views,  or the  respects  in which it does not agree with the statements made by the Company in response to Item 304.  Kabani did not furnish a letter to the Commission.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On November 10, 2004, Mark D. Johnson resigned as a Director of the Company.  On November 12, 2004, the Majority Shareholder, via unanimous written consent, removed Dr. Thomas Guthrie as a Director of the Company.

(d)  On November 12, 2004, the Majority Shareholder, via unanimous written consent, appointed Chandana Basu as a Director of the Company.

Chandana Basu has loaned the Company money for operations on an as needed basis in the past, but has no commitment to do so moving forward.  The most recently reported balance was $261,787 as of September 30, 2004.

Ms. Basu has not been named to any committees of the Company's Board of Directors, and any committees of the Company's Board of Directors to which Ms. Basu may be named have not been determined, as of the filing of this Report.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 12, 2004, the Majority Shareholder, via unanimous written consent, repealed all provisions of the Company’s Bylaws as filed with the Commission on September 26, 2002, as Exhibit 3.2 to the Company’s registration statement on Form 10-SB, including any amendments to said Bylaws that may have been adopted, but not filed with the Commission.  On that same date, the Majority Shareholder, via unanimous written consent, adopted the Amended Bylaws of the Company which are filed as an Exhibit to this Report.

Item 9.01

Financial Statements and Exhibits

(c)  Exhibits:

3.1

Amended Bylaws

16.1

Letter regarding change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: November 23, 2004

Winfield Financial Group, Inc.

/s/ Chandana Basu

Chandana Basu, Chief Executive Officer